UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2010

SERVISFIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53149	26-0734029
(Commission File Number)	(IRS Employer Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of Principal Executive Offices)	(Zip Code)

(205) 949-0302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

ServisFirst Bancshares, Inc. (the “Company”) established a new Delaware statutory trust subsidiary, ServisFirst Capital Trust II (the “Trust”), which issued, as of March 15, 2010, 15,000 shares of its 6.0% Mandatory Convertible Trust Preferred Securities (the “Preferred Securities”) for $15,000,000, or $1,000 per Preferred Security. The Trust simultaneously issued 50,000 shares of its common securities to the Company for a purchase price of $50,000, or $1.00 per share, which together with the Preferred Securities, constitutes all of the issued and outstanding securities of the Trust (collectively, the “Trust Securities”).  The Trust invested all of the proceeds from the sale of the Trust Securities in the Company’s 6.0% Junior Subordinated Mandatory Convertible Deferrable Interest Debentures due March 15, 2040 in the principal amount of $15,050,000 (the “Subordinated Debentures”).  The Preferred Securities were offered and sold to accredited investors in a private placement.  The Company will use the net proceeds from this private placement for general working capital.

Holders of the Preferred Securities will be entitled to receive distributions accruing from March 15, 2010, (the “Issue Date”), and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “Distribution Date”), commencing June 15, 2010 unless the Company defers interest payments on the Subordinated Debentures.  From the Issue Date, distributions accrue at an annual rate equal to 6.0% (the “Securities Rate”) of the liquidation amount of $1,000 per Preferred Security.  The Securities Rate and the Distribution Dates for the Preferred Securities correspond to the interest rate and payment dates on the Subordinated Debentures, which constitute substantially all the assets of the Trust.  As a result, if principal or interest is not paid on the Subordinated Debentures, no corresponding amounts will be paid on the Preferred Securities.  The Trust also pays a distribution on the common securities at an annual rate of 6.0% of the purchase price of the common securities, but such payments are financially immaterial since they simply represent a return of funds to the Company.

The Subordinated Debentures are subordinate and junior in right of payment to all of the Company’s Senior Debt, as defined in the Indenture (as defined below); provided, however, that, while any of the Preferred Securities remain outstanding, the Company shall not incur any additional Senior Debt in excess of 0.5% of the Company’s average assets for the fiscal year immediately preceding, unless approved by the holders of a majority of the outstanding Preferred Securities.  The Company has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures, at any time and from time to time, for up to 20 consecutive quarterly periods for each deferral period.  During any deferral period, the Company may not (i) pay dividends on or redeem any of its capital stock, (ii) pay principal of or interest on any debt securities ranking pari passu with or subordinate to the Subordinated Debentures or (iii) make any guaranty payments with respect to any guaranty of the debt securities of any of the Company’s subsidiaries if such guaranty ranks pari passu with or junior in right of payment to the Subordinated Debentures.

The Trust Securities were issued pursuant to an Amended and Restated Trust Agreement of the Trust, dated March 15, 2010, a copy of which is attached hereto as Exhibit 10.1.  The Subordinated Debentures were issued pursuant to an Indenture, dated March 15, 2010, by and between the Company, as issuer, and Wilmington Trust Company, as trustee (the “Indenture”), a copy of which is attached hereto as Exhibit 10.2.

If not previously redeemed or converted into common stock of the Company, all Preferred Securities will automatically and mandatorily convert into such common stock on March 15, 2013 (the “Mandatory Conversion Date”) at a conversion price of  $25 per share of common stock (the “Conversion Price”).  In addition to such mandatory conversion, Preferred Securities may be converted into common stock of the Company at the option of the holder at any time prior to the earliest to occur of maturity, redemption or mandatory conversion at the Conversion Price.

The Preferred Securities are subject to mandatory redemption upon repayment of the Subordinated Debentures at their Stated Maturity (as defined in the Indenture), or upon earlier redemption of the Subordinated Debentures. The Subordinated Debentures are redeemable by the Company at any time in whole, but not in part, upon the occurrence of a Special Event, as defined in the Indenture.

The Company has the right at any time to terminate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust. This right is optional and wholly within the Company’s discretion. Circumstances under which the Company may determine to exercise such right could include, but are not limited to, the occurrence of a Capital Event, an Investment Company Act Event or a Tax Event, each as defined in the Indenture, adverse tax consequences to the Company or the Trust that are not within the definition of a Tax Event because such tax consequences do not result from an amendment or change described in such definition, and changes in the accounting requirements applicable to the Preferred Securities

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-BalanceSheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference in its entirety.

The Company guarantees the payment of the distributions on the Preferred Securities under a Preferred Securities Guaranty Agreement (the “Guaranty”), a copy of which is attached hereto as Exhibit 10.3, but only to the extent the Trust has funds legally and immediately available to make such distributions.  The obligations of the Company under the Guaranty will be subordinate and junior in right of payment to all other of the Company’s liabilities and will rank pari passu with the most senior preferred stock issued by the Company, if any.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference in its entirety.

The issuance of the Preferred Securities was, and the issuance and sale of the shares of the Company’s common stock upon conversion of the Preferred Securities will be, exempt from registration under the Securities Act of 1933 (the “Act”), in reliance on the exemptions from the registration requirements of the Act for transactions not involving any public offering pursuant to Section 4(2) under the Act and Rule 506 of Regulation D thereunder.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On March 18, 2010, the Company issued press releases announcing the completion of the above-described private placement in each of its four primary markets.  The press release relating to the Birmingham market was also released generally over a national wire service.  Copies of the press releases are attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits	Description

	Exhibit 10.1	Amended and Restated Trust Agreement of ServisFirst Capital Trust II, dated March 15, 2010.

	Exhibit 10.2	Indenture, dated March 15, 2010, by and between ServisFirst Bancshares, Inc. and Wilmington Trust Company.

	Exhibit 10.3	Preferred Securities Guaranty Agreement, dated March 15, 2010, by and between ServisFirst Bancshares, Inc. and Wilmington Trust Company.

	Exhibit 99.1	Press Releases issued by ServisFirst Bancshares, Inc. on March 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Date: March 18, 2010	By:	/s/William M. Foshee
William M. Foshee
Executive Vice President
and Chief Financial Officer